Exhibit 99.1

Venus Concept Appoints Dr. Hemanth Varghese as
President & Chief Business Officer

TORONTO, October 11, 2022, (GLOBE NEWSWIRE) - Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, today announced the appointment of Dr. Hemanth Varghese to the position of President & Chief Business Officer, effective October 17, 2022.

“We are delighted to have Hemanth join Venus Concept at this pivotal time for the Company,” said Rajiv De Silva, Chief Executive Officer and Director of Venus Concept. “Hemanth is an accomplished healthcare executive with a 20-year track record of performance and execution. He is a versatile leader with experience leading diverse healthcare businesses in high-growth markets in North America and internationally, managing complex business transformations and high-growth corporate strategy initiatives, executing transformational M&A and driving critical business development activities. I believe Hemanth will bring an important, complementary skillset to our leadership team as we navigate the next phase of development for Venus Concept.”

“I am honored to join Rajiv and the leadership team at Venus Concept at such an important time,” said Dr. Varghese. “Venus Concept has built a strong brand reputation and loyal following among aesthetic professionals, with a comprehensive portfolio of minimally invasive and non-invasive medical aesthetics technology solutions, an innovative R&D platform and a flexible commercial model delivering safe and effective aesthetic treatment options to consumers worldwide. I look forward to working with Rajiv and the leadership team to drive financial and operational performance, in order to take the enterprise to the next level and enhance long-term shareholder value creation.”

Before joining Venus Concept as President and Chief Business Officer, Dr. Varghese served as Senior Vice President of Strategy & Operations at HLS Therapeutics from 2017 to 2022. He previously worked for Endo International Plc, a multinational healthcare company, from 2014 to 2017 as President of International Pharmaceuticals and Executive Vice President of Corporate Development & Strategy. From 2009 to 2014, Dr. Varghese served as General Manager of Vision Care at Bausch & Lomb and Senior Vice President of Corporate Development at Valeant Pharmaceuticals (now Bausch Health). He has also held leadership roles in venture capital and corporate development enterprises with a specialization in healthcare technology, medical devices and imaging modalities. Dr. Varghese has an Honors BSc and a PhD in Medical Biophysics from Western University and is a CFA charterholder.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 18 direct markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Legacy, Venus Velocity, Venus Fiore, Venus Viva, Venus Glow, Venus Bliss, Venus BlissMAX, Venus Epileve and Venus Viva MD. Venus Concept’s hair restoration systems include NeoGraft® and the ARTAS® and ARTAS iX® Robotic Hair Restoration systems. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, Aperture Venture Partners, and Masters Special Situations.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements about our financial performance; the growth in demand for our systems and other products; and general economic conditions, including the global economic impact of COVID-19, and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which the Company operates and management's beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under Part II Item 1A—“Risk Factors” in our Quarterly Reports on Form 10-Q and Part I Item 1A—“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

ICR Westwicke on behalf of Venus Concept:
Mike Piccinino, CFA
VenusConceptIR@westwicke.com